UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2006

EXPRESS SYSTEMS CORPORATION.
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

114 W. Magnolia Street #446 Bellingham WA	98225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	800-661-7830

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 14, 2006, Staley, Okada & Partners Chartered Accountants resigned as the auditors for Express Systems Corp. The reason for their resignation is that they entered into a transaction with PricewaterhouseCoopers LLP (“Pricewaterhouse”) under which certain assets of Staley Okada & Partners were sold to Pricewaterhouse and a number of the professional staff and partners of Staley Okada & Partners joined Pricewaterhouse either as employees or partners of Pricewaterhouse and will carry on practicing as members of Pricewaterhouse.

Staley, Okada’s reports on the financial statements of the Company for the past two years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principals. During our two most recent fiscal years ended March 31, 2006 and subsequent interim period through September 14, 2006 (the date of the resignation) there were no disagreements with our former accountant on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure.

The decision to accept the resignation of the accountants was approved by our board of directors.

Exhibit 16.1 Former Auditor’s Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Express Systems Corporation.

Date: September 25, 2006	By:	/s/ Randle Barrington-Foote
Randle Barrington-Foote President